                                            Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-34075

                                   Supplement
                                       to
                       Prospectus dated September 22, 1997

        The table of Selling Shareholders on pages 12, 13 and 14 is hereby replaced in its entirely with the following table:

                                                                    Shares                                          Shares of
                                                                    Common                                           Common
                                                                    Stock                                             Stock
                                                                 Beneficially                   Shares            Beneficially
                                                                 Owned Prior                    Offered            Owned After
                                                               to the Offering                  Hereby            the Offering
                                                             ---------------------         ------------------   ------------------
NAME OF SHAREHOLDERS
Bruce Addis                                                                   151                        151                    -
Lourdes P. Aguda                                                               29                         29                    -
Ellen Beaumont                                                                124                        124                    -
Walter Blair                                                               94,716                     94,716                    -
John E. Bramfitt and Pamela I. Bramfitt,                                   12,961                     12,961                    -
Co-Trustees FBO Bramfitt Family Trust
U/A/D/ 01/20/93
John H. Bunch                                                                 279                        279                    -
Jeffrey P. Callister                                                       23,401                     23,401                    -
Cedar-Sinai Medical Center                                                  3,544                      3,544                    -
Laura Dietch                                                                1,868                      1,868                    -
Catherine Diez-Luckie                                                      26,051                     26,051                    -
Neal Eigler                                                               251,216                    251,216                    -
Hartmut & Maria Eysell, JT TEN                                              1,119                      1,119                    -
Glenn K. Furuta                                                            30,566                     30,466                  100
Mark D. Milani, Trusteee of the                                            22,418                     22,418                    -
Gabriela M. Hess Trust U/T/A/
dated November 30, 1994
Robert Hess and Rosemarie Hess,                                           581,396                    581,396                    -
Trustees FBO Hess Family Trust
U/A/D/ dated 8/3/89
Mark D. Milani, Trustee of the                                             22,418                     22,418                    -
Verona K. Hess 1994 Trust U/T/A/
dated November 30, 1994
William B. Hess                                                             1,119                      1,119                    -
Jerome Jackson                                                              8,161                      8,161                    -
Litvack-Curtis Children's Trust,                                           33,628                     33,628                    -
Robert Harabedian, Trustee
Frank Litvack                                                             591,304                    591,304                    -
Judy Litvack Ravinsky                                                         371                        371                    -
Yoh Chie Lu                                                                 8,717                      8,717                    -
Paul McCormick                                                             14,303                     14,303                    -

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
Nathan Ramaswami                                                              111                        111                    -
Lisa Rauh                                                                      28                         28                    -
Nancy Shanley                                                                 933                        933                    -
Fred Zuber                                                                    242                        242                    -
Fukuda Denshi Co., Ltd.                                                   125,189                    125,189                    -
Arnhold & S. Bleichroeder, Inc.                                               800                        800                    -
(for Michelle Drasher)
Arnhold & S. Bleichroeder, Inc.                                            36,030                     36,030                    -
(for First Eagle Fund, NV)
Arnhold & S. Bleichroeder, Inc.                                             4,002                      4,002                    -
(for Gary Fuhrman)
Arnhold & S. Bleichroeder, Inc.                                             4,002                      4,002                    -
(for Harold Levy)
Stephen Aiello                                                                599                        599                    -
AS Fansea                                                                     399                        399                    -
Howard Berlin                                                               3,002                      3,002                    -
John Bohan                                                                    399                        399                    -
David L. Cohen                                                              3,202                      3,202                    -
Bryan C. Donohue, M.D.                                                      3,930                      3,930                    -
Michael Dovey                                                               1,000                      1,000                    -
Paine Webber in Trust of the Jonathan Edelson IRA                             800                        800                    -
Evelin Eigler, Trustee of the Seldon Baker Trust                              999                        999                    -
Stuart M. Essig                                                             1,000                      1,000                    -
John S. Geis                                                                4,002                      4,002                    -
Claudio Gibelli                                                             2,000                      2,000                    -
GSAM Oracle Fund, Inc.                                                     24,020                     24,020                    -
Hare & Co.                                                                 26,021                     26,021                    -
William M. Helvey, M.D.                                                     1,000                      1,000                    -
John B. Henneman, III                                                         399                        399                    -
Steven Hochberg                                                               800                        800                    -
Hoegh Invest AS                                                             2,601                      2,601                    -
Alice Jack                                                                  1,000                      1,000                    -
Earl L. and Julia Ender Jackson                                             1,000                      1,000                    -
as Community Property
FBO Ronald P. Karlsberg Cardiovascular Group                                  899                        599                  300
of Southern California 401(k)
Profit Sharing Plan DTD 1/1/89
Gerald T. Keusch                                                              599                        599                    -
Kurt H. Kruger                                                                800                        800                    -
Jack Litvack, Cyst Investment Corp.                                         3,000                      1,000                2,000
Patrick A. McBrayer                                                           399                        399                    -
J. Casey McGlynn                                                              159                        159                    -
David Moyne                                                                   800                        800                    -
David B. Musket                                                             5,724                      5,724                    -
Cowen & Co.,                                                                  900                        900                    -
Custodian FBO David B. Musket SEP IRA
August J. Neudecker                                                         4,002                      4,002                    -
Och-Ziff Capital Management, L.P.                                          30,025                     30,025                    -
Daniel P. Paduano                                                           3,002                      3,002                    -

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
Munro W. Pitt                                                                 600                        600                    -
ProMed Partners, L.P.                                                      13,510                     13,510                    -
Prudential Securities                                                       2,001                      2,001                    -
C/F Colin Morris A/C AA-R54811
Randall Rose                                                               16,013                     16,013                    -
Clinton T. Rubin (SUNY - Stony Brook)                                         399                        399                    -
J. Curt Schnackenberg                                                       1,000                      1,000                    -
Lorraine A. Schwarz                                                         1,000                      1,000                    -
Dieter Stoeckel                                                               559                        359                  200
Lawrence J, Tedesco, Sr.                                                      439                        439                    -
The Travelers Indemnity Company                                            44,036                     44,036                    -
The Travelers Insurance Company                                            85,071                     85,071                    -
The Travelers Life and Annuity Company                                      5,003                      5,003                    -
The Phoenix Insurance Company                                               6,004                      6,004                    -
Westfield Performance Fund, L.P.                                           20,016                     20,016                    -
WS Investment Company 96A                                                   1,440                      1,440                    -
James Whiting                                                                 536                        536                    -
Wilson, Sonsini, Goodrich & Rosati Profit Sharing                             399                        399                    -
Plan, Mario M. Rosati and Douglas
M. Laurice, Trustees, FBO J. Casey McGlynn
Federico Gutierrez                                                            163                        163
David B. Modesitt                                                           1,305                      1,305
Sheldon King                                                                4,292                      4,292
Martin Leon M.D.                                                            7,153                      7,153
Paul Teirstein M.D.                                                         8,117                      8,117
Wood Grundy (London) Ltd.                                                     111                        111                    -
Ashtree Corporation                                                         1,793                      1,793                    -
Jim Lane                                                                    1,793                      1,793                    -
Paine Webber Inc., as custodian of the IRA                                  1,075                      1,075                    -
account of Jason F. Fensterstock
Paine Webber Inc., as custodian of the IRA                                  1,793                      1,793                    -
account of Joyce Fensterstock
Paine Webber Inc., as custodian of the IRA                                    896                        896                    -
IRA account of Blair Fensterstock
Richard Yancy                                                                 896                        896                    -
Stephen Case                                                                  896                        896                    -
Brad Stephens                                                                 537                        537                    -
Edward Kosinski                                                             1,793                      1,793                    -
Janet Tweed-Arkush                                                            537                        537                    -
Gary Schonwald                                                                896                        896                    -
JIBJEB Partners                                                               896                        896                    -
John Friedman                                                               2,102                      2,102                    -
Steven Casey                                                                  470                        470                    -
Khalid Quadir                                                                  74                         74                    -
Edward Casey                                                                  537                        537                    -
Auldgate Investments                                                        4,192                       4192                    -

                                                             =====================         ==================   ==================
                                                   Total:               2,270,022                  2,267,422                2,600
                                                             =====================         ==================   ==================



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